UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2007

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, Inovio Biomedical Corporation (the “registrant” or “Inovio”) promoted to Michael Fons, PhD, MBA, to from Executive Director of Corporate Development to Vice President of Corporate Development.

Dr. Fons, 48, joined Inovio as Executive Director of Corporate Development in June 2004.  In such capacity, he has been instrumental in defining Inovio’s corporate strategy relating to DNA vaccines and DNA delivery, including assisting in securing DNA-related license agreements, acquiring valuable intellectual property assets, and establishing a strong standard for the management of Inovio’s corporate relationships.  Prior to joining Inovio, Mr. Fons held business development roles with Vical (March 2002 – May 2004), GeneMedicine (November 1993 – January 2002), and Valentis.  He is an Adjunct Associate Professor of Microbiology and Immunology with the University of Texas Medical Branch. Dr. Fons is a published author of 24 papers in scientific journals and numerous book chapters.

Inovio plans to enter into an employment agreement with Dr. Fons for his service as Vice President of Corporate Development.

Dr. Fons is not related by blood, marriage or adoption to any of the registrant’s executive officers or directors, nor has Dr. Fons been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

99.1	Press release dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer